UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2019

PennyMac Financial Services, Inc.

(formerly known as New PennyMac Financial Services, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-38727	83-1098934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of Directors.  On February 20, 2019, the Board of Directors (the “Board”) of PennyMac Financial Services, Inc. (the “Company”) expanded the size of the Board from eleven to twelve directors and, in connection with such increase, elected Jeffrey Perlowitz to fill the vacancy, effective as of February 20, 2019. Mr. Perlowitz will serve until the Company’s next annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Perlowitz will serve on the Finance Committee and the Risk Committee of the Company’s Board.

Mr. Perlowitz is currently retired. From 1998 until his retirement in 2016, Mr. Perlowitz served as managing director and co-head of global securitized markets at Citigroup and predecessor entities, where he was responsible for sales and trading of residential mortgage loans, commercial mortgages and consumer products. He holds a B.S. in economics and accounting from The State University of New York at Albany.

In consideration for his services as a director of the Company, Mr. Perlowitz will be entitled to receive compensation on the same terms and in the same amounts as the other independent directors. Accordingly, Mr. Perlowitz will receive an annual base retainer of $80,000, as well as additional annual committee retainers of $7,750 for serving on the Finance Committee and $10,000 for serving on the Risk Committee.  In connection with his election to the Board, Mr. Perlowitz will receive a one-time equity grant of $102,000 in restricted stock units under the Company’s equity incentive plan (with such amount to be prorated based on days of service on the Board during the annual equity award cycle). One-third of such restricted stock units shall vest on each of the first, second and third anniversaries of the grant date, subject to continued service through each vesting date. Each such restricted stock unit represents a contingent right to receive one share of the Company’s common stock upon settlement.

In connection with his election, Mr. Perlowitz will enter into an indemnification agreement with the Company in the same form that the Company has entered into with its other directors.  There are no other arrangements or understandings pursuant to which Mr. Perlowitz was elected as a director, and there are no related party transactions between the Company and Mr. Perlowitz.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)  On February 20, 2019, the Board amended Article II, Section 1 of the Company’s Amended and Restated Bylaws to increase the size of the Board from eleven to twelve directors.

Item 8.01    Other Events.

On February 20, 2019, the Company also issued a press release announcing the election of Mr. Perlowitz as referenced in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release dated February 20, 2019 regarding the election of Jeffrey Perlowitz

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: February 21, 2019	/s/ Andrew S. Chang
Andrew S. Chang
Senior Managing Director and Chief Financial Officer